UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 13, 2011

Quad/Graphics, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	001-34806	39-1152983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N63 W23075 Highway 74 Sussex, Wisconsin 53089-2827

(Address of principal executive offices, including zip code)

(414) 566-6000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                              Other Events.

On July 13, 2011, Quad/Graphics Inc. (the “Company” or “Quad/Graphics”) and Transcontinental Inc. announced that they have entered into a definitive agreement whereby Quad/Graphics will acquire Transcontinental’s Mexican operations and sell its Canadian operations to Transcontinental (with the exception of Quad/Graphics’ Vancouver, B.C., facility). Further, Quad/Graphics will receive a portion of Transcontinental’s Canadian book printing business that is produced for U.S. export.  Essentially, this agreement represents an exchange of assets.

The Company believes that value in the transaction for Quad/Graphics is created through the combination of Transcontinental’s Mexican operations with the existing Quad/Graphics platform in Mexico, which creates an industry-leading print platform in an economy with a larger gross domestic product and higher growth rate than that of Canada.  Additionally, Transcontinental will assume Quad/Graphics’ underfunded Canadian pension and unfunded postretirement liabilities, which would have required approximately $75 million in future cash funding by the Company.

Quad/Graphics expects that the projected Adjusted EBITDA generated from its Canadian operations would have been approximately $25 million in 2011 and significantly less in 2012 due to expected sizable reductions in net sales. In order to return to the 2011 Adjusted EBITDA of $25 million, the Company anticipated that additional cash outlays for restructuring activities and capital expenditures significantly greater than its original plan of $15 million would have been required.  Forecasted 2011 revenues in Canada were expected to be approximately $310 million.

In Mexico, the Company projects that Adjusted EBITDA will be approximately $20-$25 million on an annual basis within 12-24 months following the closing of the transaction with Transcontinental, inclusive of transaction synergies.  The Company expects that its planned investment in Mexico will be $20 - $25 million.    Forecasted 2011 revenues in Mexico are expected to be approximately $70 million.

Adjusted EBITDA is a non-GAAP measure defined as net earnings (loss) plus interest expense, income tax expense, depreciation and amortization, and restructuring, impairment and transaction-related charges.

A copy of the press release announcing this transaction is furnished as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.                                           Financial Statements and Exhibits.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.  The following exhibit is being furnished herewith:

(99)                            Press Release of Quad/Graphics, Inc., dated July 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2011

QUAD/GRAPHICS, INC.

	By:	/s/ Andrew R. Schiesl
Andrew R. Schiesl
Vice President, General Counsel & Secretary

QUAD/GRAPHICS, INC.

Exhibit Index to Current Report on Form 8-K

Dated July 13, 2011

Exhibit
Number

(99)	Press Release of Quad/Graphics, Inc., dated July 13, 2011.